                                                                    EXHIBIT 10.1
                                                                    ------------

                       NATURAL MICROSYSTEMS CORPORATION
                            1993 STOCK OPTION PLAN
               (AS AMENDED AND RESTATED EFFECTIVE MARCH 4, 1998)


     1.   PURPOSE.  The purpose of this Natural MicroSystems Corporation 1993
          -------
Stock Option Plan (the "Plan") is to provide an incentive to certain key employees of and consultants to Natural MicroSystems Corporation (the "Company") or any of its subsidiaries by providing them an opportunity to participate in the ownership of the Company.

     This Plan provides for the grant of incentive stock options, as defined in
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and other ("non-statutory") stock options to key employees of and consultants to the Company or any of its subsidiaries. All such incentive stock options and non-statutory options which may be granted under this Plan are hereinafter referred to as "Options."

     2.   ADMINISTRATION OF THE PLAN.  This Plan shall be administered by the
          --------------------------
Board of Directors of the Company (the "Board").  Subject to the provisions of
Section 15, the Board is authorized to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable for its administration. The Board shall have the right, at its discretion, to delegate any and all of its powers hereunder to the Chief Executive Officer ("CEO") of the Company (excluding, as to such officer, any power in respect of Options granted or to be granted to officers of the Company) or to a Committee appointed by the Board. If the Board delegates its powers to the CEO or a Committee, in whole or in part, the CEO's or Committee's determinations with respect thereto shall not be subject to approval by the Board, and to the extent of such delegation, references in this Plan to the Board shall be deemed to refer to the CEO or the Committee.

     3.   SHARES COVERED BY THE PLAN.  Options may be granted under the Plan
          --------------------------
while the Plan is in effect for the purchase of not in excess of 1,900,000 shares of the Common Stock, $.01 par value ("Common Stock"), of the Company (subject to adjustment as provided in Section 12 hereof). Shares covered by unexercised Options which are no longer exercisable for any reason shall be available for issuance under Options granted hereunder for purposes of computing the foregoing limitation unless the Plan has been terminated. Shares delivered on exercise of Options may be made available from authorized and unissued Common Stock or from Common Stock held in the Treasury of the Company. In connection with the grant of any non-statutory stock option under the Plan, the Board may in its discretion provide for a cash payment to be made to the person exercising the Option, at the time of exercise, in such amount as the Board determines to be appropriate to reimburse such person, in whole or in part, for any federal or state income taxes incurred in connection with such exercise. Such payment may be applied to the satisfaction of any applicable withholding tax which is incurred in connection with such exercise or with such payment.

     4.   ELIGIBILITY.  The persons who shall be eligible to receive Options
          -----------
under the Plan shall be key employees of and consultants to the Company or any of its subsidiaries. Such persons are hereinafter referred to as "Eligible Individuals."

     5.   ALLOTMENT OF OPTIONS AND NUMBER OF SHARES.  The allotment of Options
          -----------------------------------------
among the Eligible Individuals, the number of shares to be covered by each Option to be granted, and the designation of Options as either incentive stock options or non-statutory stock options shall be determined by the Board; provided, however, that an incentive stock option may be granted only to an Eligible Individual who is an employee of or consultant to the Company or a subsidiary.

     6.   INDIVIDUAL PARTICIPANT LIMITATION.  Any other provision of the Plan
          ---------------------------------
notwithstanding, the number of shares of Common Stock for which Options may be granted in any single fiscal year of the Company to any Eligible Individual shall not exceed 200,000 shares (the "Individual Limit"). For purposes of the foregoing limitation, if any Option is cancelled, the cancelled Option shall continue to be counted against the Individual Limit; and if after grant the exercise price of an Option is modified, the transaction shall be treated as the cancellation of the Option and the grant of a new Option. In any such case, both the Option that is cancelled and the Option deemed to be granted shall be counted against the Individual Limit.

     7.   OPTION AGREEMENTS.  Each Eligible Individual to whom an Option is
          -----------------
granted (an "Optionee") shall enter into a written agreement with the Company setting forth the terms and conditions of the Option granted to him, which agreement may contain such terms, conditions and restrictions not inconsistent with the terms of the Plan as the Board shall approve.

     8.   OPTION PRICE.  The price to be paid by an Optionee who exercises an
          ------------
Option shall be determined by the Board; provided that in no event shall the price be less than the fair market value of the Common Stock on the date the Option is granted; and provided that in the case of an incentive stock option granted to an Eligible Individual who owns stock representing more than 10% of the voting power of all classes of stock of the Company or any of its subsidiaries, the option price shall not be less than 110% of such fair market value.

     9.   DURATION AND RATE OF EXERCISE OF OPTIONS.  The option period shall be
          ----------------------------------------
fixed by the Board but in any event each Option shall by its terms be exercisable no later than the expiration of ten years from the date the Option is granted; provided that in the case of an incentive stock option granted to an Eligible Individual who owns stock representing more than 10% of the voting power of all classes of stock of the Company or any of its subsidiaries, the option shall not be exercisable after the expiration of five years from the date the Option is granted.

     The Board shall determine the rate at which each Option shall be exercisable, provided that in no event shall an Option be exercisable at a rate greater than 12.50% of the shares under the Option per quarter.

     The Board shall determine the manner in which each Option shall be exercisable, the timing and form of the purchase price to be paid by an Optionee upon the exercise of an Option, and any restrictions to be imposed upon the Common Stock received on exercise of an Option. To the extent provided in the option agreement, payment of the purchase price may be entirely in cash, part in cash and part by personal promissory note or in whole or in part by the surrender of a whole number of shares of previously issued Common Stock of the Company. Previously issued shares of Common Stock shall be accepted as payment in an amount equal to the then fair market value of the surrendered shares.

     10.  NONTRANSFERABILITY OF OPTIONS.  Each Option granted under the Plan to
          -----------------------------
any Eligible Individual shall by its terms not be transferable by him otherwise than by will or the laws of descent and distribution, and shall be exercisable during his lifetime only by him.

     11.  RIGHTS AS A STOCKHOLDER.  An Optionee shall have no rights as a
          -----------------------
stockholder with respect to any shares covered by his Options until he shall have become the holder of record of such shares, and no adjustment shall be made, except adjustments pursuant to Section 12 hereof, for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights in respect of such shares for which the record date is prior to the date on which he shall have become the holder of record thereof.

     12.  EFFECT OF CHANGE IN STOCK SUBJECT TO THE PLAN.  In the event there is
          ---------------------------------------------
any change in the shares of Common Stock of the Company through the declaration of stock dividends or through recapitalizations resulting in stock subdivisions or combinations or exchanges of shares or otherwise, the number of shares available for Option, the exercise price of outstanding Options, and the number of shares subject to any Option shall be appropriately adjusted by the Board.

     If the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation, or if the Company is liquidated or sells or otherwise disposes of substantially all of its assets to another corporation while unexercised Options remain outstanding,
(i) subject to the provisions of clauses (iii) and (iv) below, after the effective date of such merger, consolidation or sale, as the case may be, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of the merger, consolidation or sale; or (ii) the Board may waive any discretionary limitations imposed pursuant to Section 9 hereof so that all Options from and after a date prior to the effective date of such merger, consolidation, liquidation or sale, as the case may be, specified by the Board, shall be exercisable in full; or (iii) all outstanding Options may be cancelled by the Board as of the effective date of any such merger, consolidation, liquidation or sale provided that notice of such cancellation shall be given to each holder of an Option, and each holder of an Option shall have the right to exercise such Option in full (without regard to any discretionary limitations imposed pursuant to Section 9 hereof) during a 30-day period preceding the effective date of such merger, consolidation, liquidation or sale; or (iv) all outstanding Options may be cancelled by the Board as of the date of any such merger, consolidation, liquidation or sale provided that notice of such cancellation shall be given to each holder of an Option, and each holder of an Option shall have the right to exercise such Option but only to the extent exercisable in accordance with any discretionary limitations imposed pursuant to Section 9 prior to the effective date of such merger, consolidation, liquidation or sale.

     13.  GRANT OF OPTIONS IN CONNECTION WITH CERTAIN ACQUISITIONS. The Board
          --------------------------------------------------------
may grant Options under the Plan in substitution for incentive stock options or non-statutory stock options granted under plans of other employers, if such grant occurs by reason of a corporate merger, consolidation, separation, reorganization, or liquidation to which the Company is a party, or by reason of the acquisition of property or stock of another corporation by the Company; provided that, with respect to any incentive stock option, such transaction is a transaction to which Section 424(a) of the Code applies. The Board may impose such terms and conditions upon the grant of any incentive stock option under this Section 13 as are necessary to ensure that the substitution will not constitute a modification of the Option under Section 424(h) of the Code, even though any such term or condition would otherwise be inconsistent with the provisions of this Plan. Options granted under the provisions of this Section 13 may be granted at a price less than the fair market value of the Common Stock on the date such Option is granted, so long as the ratio of the option price to the fair market value of the Common Stock is no more favorable to the Optionee than the ratio of the option price to the fair market value of the stock subject to the old option immediately before such substitution. Except as otherwise specifically provided in the agreement setting forth the terms and conditions of such an Option, the provisions of this Plan shall govern any options granted under this Section 13. Nothing in this Section 13 shall be deemed to authorize the grant of Options under the Plan for a number of shares in excess of the number set forth in Section 3, nor to limit in any way the authority of the Board to grant substituted options in connection with such transactions other than under the Plan.

     14.  USE OF PROCEEDS.  The proceeds received by the Company from the sale
          ---------------
of Common Stock pursuant to the Plan may be used for general corporate purposes.

     15.  AMENDMENT AND DISCONTINUANCE.  The Board may from time to time alter
          ----------------------------
or suspend and at any time discontinue the Plan. However, no action of the Board may alter or impair an Optionee's rights under any outstanding Option previously granted under the Plan, without the consent of the holder of the Option.

     16.  EFFECTIVE DATE AND TERMINATION DATE.  The Plan shall become effective
          -----------------------------------
and shall be deemed to have been adopted on October 22, 1993, the date of its adoption by the Board. The stockholders of the Company approved the Plan on January 13, 1994. Any amendment to the Plan for which stockholder approval is sought shall become effective as of the date of the adoption of such amendment by the Board, subject to such stockholder approval within 12 months of such date. The Plan shall remain in effect until terminated by the Board, but not later than ten years after the date the Plan is initially adopted by the Board, or is approved by the stockholders, whichever first occurs.

                                  ____________

     Adopted by the Board of Directors on October 22, 1993, with the approval of the stockholders on January 13, 1994. Amended by the Board of Directors on March 17, 1995, with the approval of the stockholders on April 21, 1995.
Amended by the Board of Directors on March 8, 1996, with the approval of the stockholders on May 3, 1996. Amended by the Board of Directors on March 4, 1998, with the approval of the stockholders on April 16, 1998.